Exhibit 99.01

Contacts:	Investors	Media
	Jerry Natoli	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-6181	650-944-6251
	jerry_natoli@intuit.com	diane_carlini@intuit.com
Intuit Exceeds Expectations for Second-Quarter Operating Income and Earnings Per Share
Highlights:
•	Updates guidance:
o	Expects full-year earnings per share growth of 11 to 18 percent

o	Expects full-year operating income growth of 7 to 13 percent

o	Expects full-year revenue growth of 2 to 6 percent
•	Quarterly revenue of $791 million would have grown 2 percent without timing changes
     MOUNTAIN VIEW, Calif. — Feb. 19, 2009 - Intuit Inc. (Nasdaq: INTU) today announced second quarter GAAP operating income of $110 million, and GAAP diluted earnings per share of 26 cents, well above its expected range. Second-quarter revenue of $791 million, a five percent decrease from the year-ago quarter, reflects timing changes of $58 million of revenue in its tax businesses between the second and third quarters. Without those changes, revenue would have grown two percent.
     “Second-quarter operating income and earnings per share significantly exceeded our guidance, and revenue was within our expected range,” said Brad Smith, Intuit’s president and chief executive officer. “We continue to adapt in this strained economy and manage the business by focusing on customer acquisition and investing in innovation. By managing our expenses, we expect to deliver strong earnings growth for the year.
     “While our company is not recession-proof, we are resilient. Consumers and small business owners are focused on saving and making money, and that is what our products are designed to deliver. We help them put more money in their pockets,

Intuit Second Quarter 2009 Earnings

which creates demand for many of our offerings in any environment. That’s why we still expect to deliver positive revenue growth for fiscal year 2009,” Smith said.
Second-Quarter 2009 Financial Highlights
•	Revenue of $791 million, down 5 percent from the year-ago quarter. Revenue would have grown 2 percent without shifts of Consumer Tax and Accounting Professionals revenue due to the timing of revenue recognition for services bundled with the offerings.

•	GAAP (Generally Accepted Accounting Principles) operating income from continuing operations of $110 million, down from $174 million in the year-ago quarter. GAAP diluted earnings per share of 26 cents, compared to 34 cents per share in the year-ago quarter. Without the change in revenue timing, GAAP operating income from continuing operations would have been approximately $168 million.

•	Non-GAAP operating income of $172 million, down from $225 million in the year-ago quarter. Non-GAAP diluted earnings per share of 34 cents compared to 40 cents per share in the year-ago quarter. Without the change in revenue timing, non-GAAP operating income would have been approximately $230 million.
Second-Quarter 2009 Business Segment Results
•	Consumer Tax revenue was $187 million, down 25 percent from the year-ago quarter. The decline includes a deferral of $70 million in revenue associated with the bundling of Federal electronic filing with the desktop product. Without that shift, revenue would have grown 4 percent year-over-year.

•	QuickBooks revenue was $164 million, down 2 percent from the year-ago quarter.

•	Payroll and Payments revenue was $158 million, up 14 percent from the year-ago quarter.

Intuit Second Quarter 2009 Earnings

•	Accounting Professionals revenue was $133 million, up 14 percent from the year-ago quarter. The increase includes a shift of $12 million from Q3 to Q2 due to changes in the offering.

•	Financial Institutions revenue was $76 million, up 5 percent from the year-ago quarter.

•	Other Businesses revenue was $73 million, down 21 percent from the year-ago quarter.
Third-Quarter 2009 Guidance
     Intuit provided guidance for its third quarter of fiscal year 2009, which will end on April 30. Intuit’s expected results for the third quarter are:
•	Revenue of $1.38 billion to $1.46 billion, or growth of 5 percent to 11 percent.

•	GAAP operating income from continuing operations of $723 million to $778 million, or growth of 7 percent to 15 percent. This represents GAAP diluted earnings per share of $1.38 to $1.49, or growth of 4 percent to 12 percent.

•	Non-GAAP operating income of $783 million to $838 million, or growth of 8 percent to 15 percent. This represents non-GAAP diluted earnings per share of $1.57 to $1.68, or growth of 13 percent to 21 percent.
Fiscal 2009 Guidance
     Intuit also updated its previous guidance for fiscal year 2009. For fiscal 2009, the company now expects:
•	Revenue of $3.13 billion to $3.25 billion, or growth of 2 percent to 6 percent. Prior guidance was for growth of 6 percent to 10 percent.

•	GAAP operating income from continuing operations of $682 million to $735 million, or growth of 5 percent to 13 percent. This represents GAAP diluted earnings per share of $1.32 to $1.43, or a decline of 6 percent to growth of 1 percent.

•	Non-GAAP operating income of $917 million to $970 million, or growth of 7 percent to 13 percent. This represents non-GAAP diluted earnings per share of $1.78 to $1.89, or growth of 11 percent to 18 percent.
     Intuit also updated previously given fiscal 2009 business segment revenue guidance. The company now expects:

Intuit Second Quarter 2009 Earnings

•	Consumer Tax revenue of $1.0 billion to $1.04 billion, or growth of 8 percent to 12 percent over the prior year, unchanged from prior guidance.

•	QuickBooks revenue of $580 million to $620 million, or a decline of 7 percent to flat compared with the prior year. Prior guidance was $650 million to $675 million.

•	Payroll and Payments revenue of $619 million to $642 million, or growth of 10 percent to 14 percent over the prior year, unchanged from prior guidance.

•	Accounting Professionals revenue of $345 million to $358 million, or growth of 5 percent to 9 percent over the prior year, unchanged from prior guidance.

•	Financial Institutions revenue of $313 million to $325 million, or growth of 5 percent to 9 percent over the prior year, unchanged from prior guidance.

•	Other Businesses revenue of $270 million to $290 million, or a decline of 19 percent to 13 percent compared with the prior year. Prior guidance was $320 million to $340 million.
Webcast and Conference Call Information
     A live audio webcast of Intuit’s second-quarter 2009 conference call is available at http://investors.intuit.com/events.cfm. The call begins today at 1:30 p.m. Pacific time. The replay of the audio webcast will remain on Intuit’s Web site for one week after the conference call. Intuit has also posted this press release, including the attached tables and non-GAAP to GAAP reconciliations on its Web site and will post the conference call script shortly after the conference call concludes. These documents may be found at http://investors.intuit.com/releases.cfm.
     The conference call number is 866-814-1918 in the United States or 703-639-1362 from international locations. No reservation or access code is needed. A replay of the call will be available for one week by calling 888-266-2081, or 703-925-2533 from international locations. The access code for this call is 1327578.
Intuit, the Intuit logo and QuickBooks, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.
About Non-GAAP Financial Measures

Intuit Second Quarter 2009 Earnings

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table B and Table E which follow it. A copy of the press release issued by Intuit on February 19, 2009 can be found on the investor relations page of Intuit’s Web site.
Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit’s future expected financial results; its prospects for the business in fiscal 2009 and beyond; and all of the statements under the headings “Third-Quarter 2009 Guidance” and “Fiscal 2009 Guidance.”
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; if economic and market conditions in the U.S. and worldwide continue to decline, our customers may delay or reduce technology purchases which may harm our business, results of operations and financial condition; we may not be able to successfully introduce new products and services to meet our growth and profitability objectives, and current and future products and services may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; any failure to maintain reliable and responsive service levels for our offerings could cause us to lose customers and negatively impact our revenues and profitability; any significant product quality problems or delays in our products could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; any failure to properly use and protect personal customer information could harm our revenue, earnings and reputation; our acquisition activities may be disruptive to Intuit and may not result in expected benefits; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operations; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; predicting tax-related revenues is challenging due to the heavy concentration of activity in a short time period; we have implemented, and are continuing to upgrade, new information systems and any problems with these new systems could interfere with our ability to deliver products and services and gather information to effectively manage our business; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2008 and in our other SEC filings. You can locate these reports through our website at http://www.intuit.com/about_intuit/investors. Forward-looking statements are based on information as of February 19, 2009, and we do not undertake any duty to update any forward-looking statement or other information in these remarks.

Table A
INTUIT INC.
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2009	2008	2009	2008
Net revenue:
Product	$434,929	$540,790	$655,482	$759,410
Service and other	356,047	294,084	616,873	520,402

Total net revenue	790,976	834,874	1,272,355	1,279,812

Costs and expenses:
Cost of revenue:
Cost of product revenue	55,645	56,880	89,045	90,627
Cost of service and other revenue	107,492	102,838	219,200	200,292
Amortization of purchased intangible assets	15,023	13,299	30,236	26,113
Selling and marketing	276,374	263,705	462,560	433,364
Research and development	143,249	149,767	279,466	299,103
General and administrative	71,088	66,672	136,185	143,787
Acquisition-related charges	12,548	8,083	22,136	16,095

Total costs and expenses [A]	681,419	661,244	1,238,828	1,209,381

Operating income from continuing operations	109,557	173,630	33,527	70,431
Interest expense	(11,686)	(13,510)	(23,417)	(27,559)
Interest and other income	6,190	4,925	4,322	22,116
Gains on marketable equity securities and other investments, net	—	—	577	713
Gain on sale of outsourced payroll assets [B]	—	14,004	—	37,955

Income from continuing operations before income taxes	104,061	179,049	15,009	103,656
Income tax provision (benefit) [C]	18,650	62,555	(18,467)	34,227
Minority interest expense, net of tax	371	492	580	998

Net income from continuing operations	85,040	116,002	32,896	68,431
Net income (loss) from discontinued operations [D]	—	(755)	—	26,012

Net income	$85,040	$115,247	$32,896	$94,443

Basic net income per share from continuing operations	$0.27	$0.35	$0.10	$0.20
Basic net income (loss) per share from discontinued operations	—	—	—	0.08

Basic net income per share	$0.27	$0.35	$0.10	$0.28

Shares used in basic per share calculations	320,531	331,139	321,900	334,362

Diluted net income per share from continuing operations	$0.26	$0.34	$0.10	$0.20
Diluted net income (loss) per share from discontinued operations	—	—	—	0.07

Diluted net income per share	$0.26	$0.34	$0.10	$0.27

Shares used in diluted per share calculations	326,319	342,751	329,482	346,014

See accompanying Notes.

INTUIT INC.
NOTES TO TABLE A

[A]	The following table summarizes the total share-based compensation expense that we recorded for the periods shown.

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2009	2008	2009	2008

Cost of product revenue	$361	$283	$607	$559
Cost of service and other revenue	1,993	1,953	3,015	3,411
Selling and marketing	12,826	9,728	20,906	17,426
Research and development	10,209	8,118	16,590	15,999
General and administrative	9,509	9,452	15,533	18,794

Total share-based compensation	$34,898	$29,534	$56,651	$56,189

[B]	In March 2007 we sold certain assets related to our Complete Payroll and Premier Payroll Service businesses to Automatic Data Processing, Inc. (ADP) for a price of up to approximately $135 million in cash. The final purchase price was contingent upon the number of customers that transitioned to ADP pursuant to the purchase agreement over a period of approximately one year from the date of sale. In the three and six months ended January 31, 2008 we recorded pre-tax gains of $14.0 million and $38.0 million on our statement of operations for customers who transitioned to ADP during those periods. We received a total price of $93.6 million and recorded a total pre-tax gain of $83.2 million from the inception of this transaction through its completion in the third quarter of fiscal 2008.

[C]	Our effective tax rate for the three months ended January 31, 2009 was approximately 18%. Excluding net one-time benefits primarily related to an agreement we entered into with a tax authority with respect to tax years ended prior to fiscal 2009, our effective tax rate for that period was approximately 36%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from the domestic production activities deduction, federal and state research and experimentation credits, and tax exempt interest income. Our effective tax rate for the three months ended January 31, 2008 was approximately 35% and did not differ significantly from the federal statutory rate. State income taxes were offset primarily by the benefit we received from tax exempt interest income, the domestic production activities deduction, and federal and state research and experimentation credits.

We recorded a tax benefit of $18.5 million on pre-tax income of $15.0 million for the six months ended January 31, 2009. Excluding net one-time benefits primarily related to an agreement we entered into with a tax authority with respect to tax years ended prior to fiscal 2009 and the reinstatement of the federal research and experimentation credit, our effective tax rate for that period was approximately 36%. This differed from the federal statutory rate of 35% primarily due to state income taxes, which were partially offset by the benefit we received from the domestic production activities deduction, federal and state research and experimentation credits, and tax exempt interest income. Our effective tax rate for the six months ended January 31, 2008 was approximately 33%. This differed from the federal statutory rate of 35% primarily due to the benefit we received from tax exempt interest income, the domestic production activities deduction, federal and state research and experimentation credits, and a one-time benefit related to executive stock compensation, partially offset by state income taxes.

[D]	In August 2007 we sold our Intuit Distribution Management Solutions (IDMS) business for approximately $100 million in cash and recorded a net gain on disposal of $27.5 million. IDMS was part of our Other Businesses segment. In accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” we determined that IDMS became a discontinued operation in the fourth quarter of fiscal 2007. We have therefore segregated the net assets and operating results of IDMS from continuing operations on our balance sheets and in our statements of operations for all periods prior to the sale. Revenue and net loss from IDMS discontinued operations were $1.9 million and $0.7 million for the six months ended January 31, 2008. Because IDMS operating cash flows were not material for any period presented, we have not segregated them from continuing operations on our statements of cash flows. We have segregated the cash impact of the gain on disposal of IDMS on our statement of cash flows for the six months ended January 31, 2008.

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated February 19, 2009 contains non-GAAP financial measures. Table B and Table E reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss) and related operating margin as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when assessing the performance of the organization, our operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related costs, or the other excluded items that may impact their business units’ operating income (loss) and, accordingly, we exclude these amounts from our measures of segment performance. We also exclude these amounts from our budget and planning process. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:
•	Share-based compensation expenses. Our non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for stock options, restricted stock, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. Segment managers are not held accountable for share-based compensation expenses impacting their business units’ operating income (loss) and, accordingly, we exclude share-based compensation expenses from our measures of segment performance. While share-based compensation is a significant expense affecting our results of operations, management excludes share-based compensation from our budget and planning process. We exclude share-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

•	Amortization of purchased intangible assets and acquisition-related charges. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions. Acquisition-related charges in operating expenses include amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names. Acquisition activities are managed on a corporate-wide basis and segment managers are not held accountable for the acquisition-related costs impacting their business units’ operating income (loss). We exclude these amounts from our measures of segment performance and from our budget and planning process. We exclude these items from our non-GAAP financial measures for these reasons, the other reasons stated above and because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

•	Gains and losses on disposals of businesses and assets. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Gains and losses on marketable equity securities and other investments. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operating results.

•	Income tax effects of excluded items. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items for the reasons stated above and because management believes that they are not indicative of our ongoing business operations.

•	Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures for the reasons stated above and because they are unrelated to our ongoing business operations.

The following describes each non-GAAP financial measure, the items excluded from the most directly comparable GAAP measure in arriving at each non-GAAP financial measure, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.
(A)	Operating income (loss) and related operating margin as a percentage of revenue. We exclude share-based compensation expenses, amortization of purchased intangible assets and acquisition-related charges from our GAAP operating income (loss) from continuing operations and related operating margin in arriving at our non-GAAP operating income (loss) and related operating margin primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these expenses from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods. In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from non-GAAP operating income (loss) and operating margin because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

(B)	Net income (loss) and net income (loss) per share (or earnings per share). We exclude share-based compensation expenses, amortization of purchased intangible assets, acquisition-related charges, net gains on marketable equity securities and other investments, gains and losses on disposals of businesses and assets, certain tax items as described above, and amounts related to discontinued operations from our GAAP net income (loss) and net income (loss) per share in arriving at our non-GAAP net income (loss) and net income (loss) per share. We exclude all of these items from our non-GAAP net income (loss) and net income (loss) per share primarily because we do not consider them part of ongoing operating results when assessing the performance of the organization, our operating segments and senior management or when undertaking our budget and planning process. We believe that the exclusion of these items from our non-GAAP financial measures also facilitates the comparison of results for current periods and guidance for future periods with results for prior periods.

In addition, we exclude amortization of purchased intangible assets and acquisition-related charges from our non-GAAP net income (loss) and net income (loss) per share because we believe that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories. We exclude net gains on marketable equity securities and other investments from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operating results. Our non-GAAP financial measures exclude the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. We exclude the impact of these tax items because management believes that they are not indicative of our ongoing business operations. The effective tax rates used to calculate non-GAAP net income (loss) and net income (loss) per share were as follows: 36% for the first and second quarters of fiscal 2008; 36% for the first quarter of fiscal 2009; 34% for the second quarter of fiscal 2009; and 34% for third quarter and full year fiscal 2009 guidance. Finally, we exclude amounts related to discontinued operations from our non-GAAP net income (loss) and net income (loss) per share because they are unrelated to our ongoing business operations.
We refer to these non-GAAP financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Intuit’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.
The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table E include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments and sales of marketable equity securities and other investments.

Table B
INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2009	2008	2009	2008
GAAP operating income from continuing operations	$109,557	$173,630	$33,527	$70,431
Amortization of purchased intangible assets	15,023	13,299	30,236	26,113
Acquisition-related charges	12,548	8,083	22,136	16,095
Share-based compensation expense	34,898	29,534	56,651	56,189

Non-GAAP operating income	$172,026	$224,546	$142,550	$168,828

GAAP net income	$85,040	$115,247	$32,896	$94,443
Amortization of purchased intangible assets	15,023	13,299	30,236	26,113
Acquisition-related charges	12,548	8,083	22,136	16,095
Share-based compensation expense	34,898	29,534	56,651	56,189
Net gains on marketable equity securities and other investments	—	—	(577)	(713)
Pre-tax gain on sale of outsourced payroll assets	—	(14,004)	—	(37,955)
Income tax effect of non-GAAP adjustments	(21,737)	(13,486)	(37,964)	(21,421)
Exclusion of discrete tax items	(16,262)	(1,705)	(21,860)	(3,171)
Discontinued operations	—	755	—	(26,012)

Non-GAAP net income	$109,510	$137,723	$81,518	$103,568

GAAP diluted net income per share	$0.26	$0.34	$0.10	$0.27
Amortization of purchased intangible assets	0.05	0.04	0.09	0.08
Acquisition-related charges	0.04	0.02	0.07	0.05
Share-based compensation expense	0.11	0.09	0.17	0.16
Net gains on marketable equity securities and other investments	—	—	—	—
Pre-tax gain on sale of outsourced payroll assets	—	(0.04)	—	(0.11)
Income tax effect of non-GAAP adjustments	(0.07)	(0.04)	(0.11)	(0.06)
Exclusion of discrete tax items	(0.05)	(0.01)	(0.07)	(0.02)
Discontinued operations	—	—	—	(0.07)

Non-GAAP diluted net income per share	$0.34	$0.40	$0.25	$0.30

Shares used in diluted per share calculations	326,319	342,751	329,482	346,014

See “About Non-GAAP Financial Measures” immediately preceding this Table B for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

Table C
INTUIT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31,	July 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$338,708	$413,340
Investments	209,143	414,493
Accounts receivable, net	441,572	127,230
Income taxes receivable	117,704	60,564
Deferred income taxes	78,512	101,730
Prepaid expenses and other current assets	90,548	45,457

Current assets before funds held for customers	1,276,187	1,162,814
Funds held for customers	293,683	610,748

Total current assets	1,569,870	1,773,562

Long-term investments	254,327	288,310
Property and equipment, net	539,854	507,499
Goodwill	1,693,390	1,698,087
Purchased intangible assets, net	219,415	273,087
Long-term deferred income taxes	36,374	52,491
Other assets	76,778	73,548

Total assets	$4,390,008	$4,666,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$122,544	$115,198
Accrued compensation and related liabilities	131,801	229,819
Deferred revenue	471,903	359,936
Income taxes payable	187	16,211
Other current liabilities	216,142	135,326

Current liabilities before customer fund deposits	942,577	856,490
Customer fund deposits	293,683	610,748

Total current liabilities	1,236,260	1,467,238

Long-term debt	998,089	997,996
Other long-term obligations	120,064	121,489

Total liabilities	2,354,413	2,586,723

Minority interest	1,592	6,907
Stockholders’ equity	2,034,003	2,072,954

Total liabilities and stockholders’ equity	$4,390,008	$4,666,584

Table D
INTUIT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,	January 31,	January 31,	January 31,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (1)	$85,040	$115,247	$32,896	$94,443
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	35,574	27,900	69,159	54,122
Amortization of intangible assets	29,787	23,460	56,944	46,108
Share-based compensation	34,898	29,534	56,651	56,235
Pre-tax gain on sale of outsourced payroll assets	—	(14,004)	—	(37,955)
Pre-tax gain on sale of IDMS (1)	—	—	—	(45,667)
Deferred income taxes	(790)	7,313	44,217	14,560
Tax benefit from share-based compensation plans	(3,651)	13,232	6,971	25,032
Excess tax benefit from share-based compensation plans	(370)	(7,506)	(6,497)	(15,761)
Other	1,523	3,308	6,656	2,936

Subtotal	182,011	198,484	266,997	194,053

Changes in operating assets and liabilities:
Accounts receivable	(299,793)	(226,467)	(316,517)	(236,938)
Prepaid expenses, taxes and other assets	7,021	55,779	(113,889)	21,093
Accounts payable	(6,672)	(25,623)	14,903	10,375
Accrued compensation and related liabilities	15,609	42,871	(97,010)	(49,805)
Deferred revenue	139,789	39,497	122,008	23,800
Income taxes payable	1,484	11,855	(12,678)	(14,338)
Other liabilities	103,094	102,511	79,048	89,304

Total changes in operating assets and liabilities	(39,468)	423	(324,135)	(156,509)

Net cash provided by (used in) operating activities (1)	142,543	198,907	(57,138)	37,544

Cash flows from investing activities:
Purchases of available-for-sale debt securities	(30,884)	(159,201)	(66,956)	(448,691)
Sales of available-for-sale debt securities	116,489	368,111	264,395	717,617
Maturities of available-for-sale debt securities	13,060	43,335	23,855	174,335
Net change in funds held for customers’ money market funds and other cash equivalents	33,843	(257,934)	317,065	(218,839)
Purchases of property and equipment	(49,674)	(56,644)	(116,884)	(121,919)
Net change in customer fund deposits	(33,843)	257,934	(317,065)	218,839
Acquisitions of businesses and intangible assets, net of cash acquired	(848)	(131,596)	(3,341)	(134,071)
Cash received from acquirer of outsourced payroll assets	—	7,281	—	27,303
Proceeds from divestiture of businesses	—	—	—	97,147
Other	1,794	370	6,565	(6,470)

Net cash provided by investing activities	49,937	71,656	107,634	305,251

Cash flows from financing activities:
Net proceeds from issuance of common stock and release of restricted stock units under employee stock plans	15,183	64,145	78,499	115,344
Purchase of treasury stock	(35,047)	(250,000)	(200,251)	(499,998)
Excess tax benefit from share-based compensation plans	370	7,506	6,497	15,761
Issuance of restricted stock units pursuant to Management Stock Purchase Plan	(4)	—	2,291	2,284
Other	(987)	(4,701)	(1,750)	(3,595)

Net cash used in financing activities	(20,485)	(183,050)	(114,714)	(370,204)

Effect of exchange rates on cash and cash equivalents	(2,844)	(3,433)	(10,414)	2,356

Net increase (decrease) in cash and cash equivalents	169,151	84,080	(74,632)	(25,053)
Cash and cash equivalents at beginning of period	169,557	146,068	413,340	255,201

Cash and cash equivalents at end of period	$338,708	$230,148	$338,708	$230,148

(1)	Because the operating cash flows of our Intuit Distribution Management Solutions (IDMS) discontinued operations were not material for any period presented, we have not segregated them from continuing operations on these statements of cash flows. We have presented the effect of the gain on disposal of IDMS on the statement of cash flows for the six months ended January 31, 2008.

Table E
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME (LOSS), AND EPS
(In thousands, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP				Non-GAAP
	Range of Estimate				Range of Estimate
	From	To	Adjustments		From	To
Three Months Ending April 30, 2009
Revenue	$1,380,000	$1,460,000	$—		$1,380,000	$1,460,000
Operating income	$723,000	$778,000	$60,000	[a]	$783,000	$838,000
Diluted earnings per share	$1.38	$1.49	$0.19	[b]	$1.57	$1.68
Shares	327,000	329,000	—		327,000	329,000

Twelve Months Ending July 31, 2009
Revenue	$3,130,000	$3,250,000	$—		$3,130,000	$3,250,000
Operating income	$682,000	$735,000	$235,000	[c]	$917,000	$970,000
Diluted earnings per share	$1.32	$1.43	$0.46	[d]	$1.78	$1.89
Shares	328,000	331,000	—		328,000	331,000

[a]	Reflects estimated adjustments for share-based compensation expense of approximately $36 million; amortization of purchased intangible assets of approximately $15 million; and acquisition-related charges of approximately $9 million.

[b]	Reflects the estimated adjustments in item [a], income taxes related to these adjustments, and adjustments for certain discrete GAAP tax items.

[c]	Reflects estimated adjustments for share-based compensation expense of approximately $134 million; amortization of purchased intangible assets of approximately $60 million; and acquisition-related charges of approximately $41 million.

[d]	Reflects the estimated adjustments in item [c], income taxes related to these adjustments, and adjustments for certain discrete GAAP tax items.